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                           ROCHESTER MEDICAL CORPORATION

              1,300,000 shares of Common Stock, no par value per share

                             PLACEMENT AGENCY AGREEMENT

                                 November __, 1997

Vector Securities International, Inc.
1751 Lake Cook Road
Deerfield, Illinois  60015

Ladies and Gentlemen:

    Rochester Medical Corporation, a Minnesota corporation (the "Company"), proposes to issue and sell 1,300,000 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), to certain investors (collectively, the "Investors"). The Company desires to engage you as its exclusive placement agent (the "Placement Agent") in connection with such issuance and sale. The Common Stock is more fully described in the Registration Statement (as hereinafter defined).

    The Company wishes to confirm its agreements with you as the Placement Agent as follows:

          1.  AGREEMENT TO ACT AS PLACEMENT AGENT.

          On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. The Company shall pay to the Placement Agent 6.0% of the gross proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Prospectus (as hereinafter defined). Such fee shall be in addition to, but not in lieu of, any fees, expenses or other consideration, if any, which may be owing by the Company to the Placement Agent under the strategic advisory services agreement dated January 12, 1996 (the "Advisory Agreement") between the Company and the Placement Agent relating to the Company's retention of the Placement Agent as a strategic advisor to the Company.

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          2.  DELIVERY AND PAYMENT.

          Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agent and Citibank, N.A., as escrow agent (the "Escrow Agent"), shall enter into an Escrow Agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Investors (the "Escrow Account"). Prior to the Closing Date (as defined below),
(i) each of the Investors will deposit an amount equal to the Price to Public per Share as shown on the cover page of the Prospectus (as hereinafter defined) multiplied by the number of Shares purchased by it in the Escrow Account, and
(ii) the Escrow Agent will notify the Company and the Placement Agent in writing whether the Investors have deposited in the Escrow Account funds in the amount equal to the proceeds of the sale of all of the Shares offered hereby (the "Requisite Funds"). At 10:00 a.m., New York City time, on _____________, 1997, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent but in no event prior to the date on which the Escrow Agent shall have received all of the Requisite Funds (such date is hereinafter referred to as the "Closing Date"), the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of The Depository Trust Company. The closing (the "Closing") shall take place at the office of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606. All actions taken at the Closing shall be deemed to have occurred simultaneously.

          Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to delivery to the Investors.

          3.  REGISTRATION STATEMENT AND PROSPECTUS.

               The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (No. 333-36605) covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, or prospectuses, and either (A) has prepared and filed, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of this Agreement. Additionally, if the Company has

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elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, the
Company will prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b), promptly after execution and delivery of this Agreement. The information, if any, included in such prospectus or in such Term Sheet, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it becomes effective (a) pursuant to paragraph (b) of Rule 430A, is referred to herein as the "Rule 430A Information," or (b) pursuant to paragraph (d) of Rule 434, is referred to herein as the "Rule 434 Information." Each prospectus used before the time such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after effectiveness and prior to the execution and delivery of this Agreement is herein called a "Preliminary Prospectus." Such registration statement, including the exhibits and schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the 1933 Act, the Rule 430A Information or the Rule 434 Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term Registration Statement shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the 1933 Act, in the form first furnished to the Placement Agent for use in connection with the offering of the Shares is herein referred to as the "Prospectus." If Rule 434 is relied upon, the term "Prospectus" shall refer to the preliminary prospectus last furnished to the Placement Agent in connection with the offering of the Shares, together with the Term Sheet, and all references to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy, if any, filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, such Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus, as the case may be.

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     4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents, warrants and covenants to the Placement Agent that:

          (a)  COMPLIANCE WITH REGISTRATION REQUIREMENTS.

              (i) When the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto becomes effective, at the date of the Prospectus, if different, and at the Closing Date the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments, or at the Closing Date include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus relating to the Placement Agent made in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement or Prospectus. The Company has not distributed any offering materials in connection with the offering or sale of the Shares other than the Registration Statement, each Preliminary Prospectus, the Prospectus, the Term Sheet, if applicable, or any other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations.

              (ii) Each Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the requirements of the 1933 Act Regulations.

         (b) INCORPORATION BY REFERENCE. The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus at the time they were filed with the Commission complied in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, on the date the Prospectus was issued

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and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and related notes and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

         (d) FINANCIAL STATEMENTS. The financial statements and related notes and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and statistical data with respect to the Company set forth in the Prospectus are, to the extent applicable, prepared on an accounting basis consistent with such financial statements.

         (e) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or, to the knowledge of the Company, any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business which are material with respect to the Company and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company has no material contingent obligations which are not disclosed in the Registration Statement.

         (f) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Escrow Agreement. The Company is and at the Closing Date will be duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, on the earnings, business affairs or business prospects of the Company.

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         (g)  AUTHORIZATION AND DESCRIPTION OF SECURITIES.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee or director benefit plans or the exercise of convertible securities referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights; the description of the securities of the Company in the Registration Statement and the Prospectus including the Shares, when issued, is, and at the Closing Date will be, complete and accurate in all respects; the certificates evidencing the Shares are in due and proper form under Minnesota law; the authorized capital stock of the Company, including the Shares, conforms to all statements relating thereto contained in the Prospectus; and the issuance of the Shares is not subject to preemptive or similar rights. There are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock, in each case other than as described in the Prospectus.

         (h) ENVIRONMENTAL LAWS. Except as disclosed in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, (A) the Company is in compliance with all applicable Environmental Laws, (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits, authorizations and approvals, (C) there are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company and (D) to the knowledge of the Company, under applicable law, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

              For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdictions) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

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         (i)  ABSENCE OF DEFAULTS AND CONFLICTS.  The Company is not in
violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject; and the execution, delivery and performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

         (j) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened; and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might, singly or in the aggregate, be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company.

         (k) ABSENCE OF PROCEEDINGS. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, singly or in the aggregate, might reasonably be expected to result in any material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or the Escrow Agreement; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

         (l) POSSESSION OF INTELLECTUAL PROPERTY. The Company owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets (herein called the "Proprietary Rights") which are material to the business of the Company as now conducted and as proposed to be conducted, in each

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case as described in the Prospectus.  The description of the Proprietary
Rights in the Prospectus is correct in all material respects and fairly and correctly describes the Company's rights with respect thereto. The Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights. No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the knowledge of the Company, threatened, which involves any Proprietary Rights. Except as described in the Prospectus, the Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights. To the knowledge of the Company, no Proprietary Rights used by the Company, and no services or products sold by the Company, conflict with or infringe upon any proprietary rights available to any third party. The Company has not received written notice of any pending conflict with or infringement upon such third-party proprietary rights. Except for the Male External Catheter License, Sales and Distribution Agreement, dated April 24, 1991, between the Company and Mentor Corporation, the Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's ownership or right to use the Proprietary Rights and, except as specifically described in the Prospectus, to the knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Proprietary Rights are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or cancelled or is the subject of cancellation or other adversarial proceedings, and all applications therefore are pending and are in good standing. The Company has complied, in all material respects, with its contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses. To the knowledge of the Company, no person is infringing on or violating the Proprietary Rights owned or used by the Company.

         (m) ABSENCE OF FURTHER REQUIREMENTS. No registration, authorization, approval, qualification or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Shares hereunder or pursuant to the Escrow Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws (or such as may be required by the National Association of Securities Dealers, Inc. ("NASD")).

         (n) POSSESSION OF LICENSES AND PERMITS. The Company possesses and is operating in compliance with all material licenses, certificates, consents, authorities, approvals and permits (collectively, "permits") from all state, Federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by it, and the Company has not

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received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely.

         (o) AUTHORIZATION OF AGREEMENTS. This Agreement and the Escrow Agreement have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by (i) Federal or state securities laws or the public policy underlying such laws, (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or (iii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (p) REGISTRATION RIGHTS. Except as described in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (q) ABSENCE OF ORDER. No order preventing or suspending the use of any Preliminary Prospectus has been issued and no proceedings for that purpose are pending, threatened, or, to the knowledge of the Company, contemplated by the Commission; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction designated by the Placement Agent pursuant to this Agreement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been instituted or threatened or are contemplated.

         (r) TITLE TO PROPERTY. The Company has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances, claims and equities of record, except such as are described in the Prospectus or do not substantially affect the value or use of such properties. The properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real properties held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company.

         (s) ACCOUNTING. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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         (t)  COMPLIANCE WITH LAW.  The Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company.

         (u) ABSENCE OF PAYMENT. To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

         (v) INVESTMENT COMPANY ACT. The Company is not now, and after sale of the Shares to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (w) COMPLIANCE WITH SECURITIES LAWS. All offers and sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the 1933 Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

         (x) REGISTRATION OF COMMON STOCK. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act. The Shares have been duly authorized for quotation on the Nasdaq National Market (the "Nasdaq"). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing.

         (y) ABSENCE OF CERTAIN ACTIONS. Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken, and at the Closing Date, neither the Company nor, to its knowledge, any of its officers, directors or affiliates will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Shares.

         (z) INSURANCE. The Company maintains insurance of the types and in amounts adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including but not limited to, insurance covering clinical trial liability, product liability and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

              (aa) TAXES. The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects and the Company is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

              (bb) FDA REGULATION. Except as described in the Prospectus, to the Company's knowledge, there are no rulemaking or similar proceedings before the United States Food and Drug Administration (the "FDA") or comparable Federal, state, local or foreign government bodies which involve or affect the Company, which, if the subject of an action unfavorable to the Company, could reasonably be expected to involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company.

              (cc) CERTAIN AGREEMENTS. The Company has not received any communication (whether written or oral) relating to the termination or threatened termination or modification or threatened modification of any material consulting, licensing, distribution, marketing, research and development, cooperative or any similar agreement, including, without limitation, the collaborative research, license and distribution agreements described in the section of the Prospectus entitled "Private Label Distribution Agreements." Each such agreement is in effect substantially as described in such section of the Prospectus.

              (dd) CERTAIN EMPLOYEE ACTIONS. To the knowledge of the Company, if any full-time employee has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company, such employee is neither in violation thereof nor is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company as described in the Prospectus or such person's performance of his obligations to the Company; and the Company has not received written notice that any consultant or scientific advisor of the Company is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

     5.  AGREEMENTS OF THE COMPANY.

     The Company covenants and agrees with the Placement Agent as follows:

         (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company will notify the Placement Agent immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the

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receipt of any comments from the Commission, (iii) of any request by the
Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceedings for such purpose and (v) during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, of any change, or any event or occurrence which could reasonably be expected to result in such a change, in the Company's condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or the happening of any event, including the filing of any information, documents or reports pursuant to the 1934 Act, that makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to state a material fact required by the 1933 Act or the 1933 Act Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus to comply with the 1933 Act, the 1933 Act Regulations or any other law. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) FILING OF AMENDMENTS. The Company will give the Placement Agent notice of its intention to prepare or file any amendment to the Registration Statement (including any post-effective amendment), any Rule 462(b) Registration Statement, any Term Sheet or any amendment or supplement to the Prospectus (including any revised prospectus or Term Sheet and preliminary prospectus which the Company proposes for use by the Placement Agent in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus or Term Sheet and preliminary prospectus is required to be filed pursuant to Rule 424(b)), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Placement Agent with copies of any Rule 462(b) Registration Statement, Term Sheet, amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment or supplement or use any such prospectus to which the Placement Agent or counsel for the Placement Agent shall reasonably object in a timely fashion.

         (c) REGISTRATION STATEMENT DELIVERY. The Company has or will furnish to the Placement Agent and its counsel, without charge, as many signed and conformed copies of the Registration Statement hereof as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Placement Agent may reasonably request.

         (d) PROSPECTUS DELIVERY. The Company will furnish to the Placement Agent, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Placement Agent may reasonably request for the purposes contemplated by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations.

         (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If, at any time when a Prospectus relating to the Shares is required to be delivered in connection with sales of the Shares, under the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Placement Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and the Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request.

         (f) DELIVERY OF CERTAIN INFORMATION. During the period of five years hereafter, the Company will furnish to the Placement Agent (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission and (ii) from time to time such other information concerning the Company as the Placement Agent may reasonably request.

         (g) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with counsel to the Placement Agent, to qualify the Shares for offering and sale under the applicable securities or Blue Sky laws of such states and other jurisdictions of the United States (if required) as the Placement Agent may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (h) RULE 158. The Company will make generally available to holders of its securities, as soon as may be practicable, but in no event later than 45 days after the period covered thereby, a consolidated earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) for a period of 12 months beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (i) USE OF PROCEEDS. The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

         (j) RULE 430A INFORMATION. If, at the time that the Registration Statement becomes effective, any Rule 430A Information or Rule 434 Information shall have been omitted therefrom, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A or Rule 434 and Rule 424(b), copies of a Prospectus or Term Sheet containing such Rule 430A Information and Rule 434 Information, respectively, or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing such Rule 430A Information.

         (k) 1934 ACT COMPLIANCE. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to
Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (l) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Placement Agent, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or, except pursuant to registration rights held by each of Dain Bosworth Incorporated and Robert W. Baird & Co. Incorporated under warrants dated November 1995, file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of security outstanding on the date hereof and referred to in the Prospectus,
(C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to or incorporated by reference in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan.

         (m) "LOCK-UP LETTERS". The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current officers and directors and each of its stockholders owning 5% or more of its capital stock as may be designated by you.

         (n) CERTAIN CORRESPONDENCE. The Company will supply the Placement Agent with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the 1933 Act.

         (o) DELIVERY OF INTERIM FINANCIAL STATEMENTS. Prior to the Closing Date, the Company shall furnish to the Placement Agent, as soon they have been prepared, copies of any unaudited interim consolidated financial statements of the Company, for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (p) PRESS RELEASES. Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, or the offering of the Shares, without the prior written consent of the Placement Agent unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law.

         (q) CERTAIN ACTIONS. The Company has not and will not at any time, directly or indirectly, take any action designed to, or which might reasonably be expected to, cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares to facilitate the sale or resale of any of the Shares.

          6.  INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless (i) the Placement Agent and (ii) each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective directors, officers, partners and employees of the Placement Agent or any controlling person (any person referred to in clause

(i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including, without limitation, all reasonable costs of pursuing, investigating and defending any claim, suit or action or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person), directly or indirectly caused by, related to, based upon or arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information, if applicable, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Placement Agent furnished in writing to the Company by or on behalf of the Placement Agent expressly for use in connection therewith; PROVIDED, HOWEVER, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Placement Agent (or related Indemnified Person) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the 1933 Act or the 1933 Act Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or any amendment or supplement thereto), provided that the Company has delivered the Prospectus to the Placement Agent in requisite quantity on a timely basis to permit such delivery or sending.

         (b) If any action, suit or proceeding shall be brought against any Indemnified Person in respect of which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties") in writing, and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnified Person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit, investigation or proceeding (including any impleaded parties) include both such Indemnified Person and the indemnifying parties and representation of such Indemnified Person and any indemnifying party by the same counsel would, in the reasonable judgment of the Indemnified Person, be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Placement Agent, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, which consent shall not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Indemnified Person, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (c) The Placement Agent agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the 1933 Act, to the same extent as the foregoing indemnity from the Company to each Indemnified Person, but only with respect to information relating to the Placement Agent furnished in writing by or on behalf of the Placement Agent expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit, investigation or proceeding shall be brought against the Company, any of its directors, any such officer or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Placement Agent pursuant to this paragraph (c), the Placement Agent shall have the rights and duties given to the Company by paragraph (b) above, and the Company, its directors, any such officer and any such controlling person shall have the rights and duties given to the Indemnified Persons by paragraph (a) above.

         (d) If the indemnification provided for in this Section 6 is unavailable to, or insufficient to hold harmless, an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or judicial determination, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total agency fees received by the Placement Agent, in each case as set forth in the table on the cover page of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet. The relative fault of the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Placement Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of any person set forth herein shall be in addition to any liability or obligation such person may otherwise have to any indemnified party.

         (e) The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, the Placement Agent (or any of its related Indemnified Persons) shall not be required to contribute (whether pursuant to subsection (a) or (c) or otherwise) any amount in excess of the agency fees applicable to the Shares placed by the Placement Agent. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (f) No indemnifying party shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such action, suit or proceeding.

         (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnified Person, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement.

     7.  CONDITIONS TO THE OBLIGATIONS OF THE PLACEMENT AGENT.

     The obligations of the Placement Agent hereunder are subject to the following conditions:

         (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective on the date hereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A, Rule 430A Information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Placement Agent of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a Term Sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

         (b)  The Placement Agent shall have received:

                 (i) The favorable opinion dated as of the Closing Date, of Dorsey & Whitney LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Placement Agent, to the effect that:

                         A.  The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Minnesota.

                         B.  The Company has corporate power and authority to
own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.

                         C.  To their knowledge, the Company is duly
qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be so qualified would not have a material adverse effect on the Company.

                         D.  The Company has authorized and outstanding
capital stock as described in the Prospectus, and the shares of issued and outstanding capital stock of the

Company, including the Common Stock, have been duly authorized and validly issued and are fully paid and non-assessable and, to their knowledge, have not been issued in violation of or are not otherwise subject to any preemptive rights or other similar rights. The capital stock of the Company, including the Shares, conforms in all material respects to the descriptions thereof contained in the Prospectus.

                         E.  The Shares have been duly authorized for
issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive or, to their knowledge, other similar rights.

                         F.  To their knowledge, except as described in the
Prospectus, there are no outstanding options, warrants or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or other securities.

                         G.  This Agreement and the Escrow Agreement have
been duly authorized by all requisite corporate action, executed and, delivered by the Company and, assuming their due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by (i) Federal or state securities laws or the public policy underlying such laws, (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or (iii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                         H.  At the time the Registration Statement became
effective and at the Closing Date, the Registration Statement (other than the financial statements and supporting schedules and other financial information included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                         I.  The documents incorporated by reference in the
Prospectus (other than the financial statements and supporting schedules and other financial information included therein, as to which no opinion need be rendered), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

                         J.  The form of certificate used to evidence each of
the Shares is in due and proper form and complies with all applicable requirements of the Minnesota Business Corporation Act as in effect on the date of such opinion.

                         K.  To their knowledge, there are no legal or
governmental proceedings pending or threatened which, individually or in the aggregate, are required to be disclosed in the Registration Statement other than those disclosed therein.

                         L.  The information in the Prospectus under
"Business--Government Regulation," "Business--Litigation," "Management" and "Description of Capital Stock" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects and fairly and correctly presents the information called for with respect thereto.

                         M.  To their knowledge, there are no contracts,
indentures, mortgages, loan agreements, deeds, trusts, notes, leases, subleases, voting trusts, voting agreements or other instruments or agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct; and to their knowledge, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition (other than any financial test, covenant or conditions as to which such counsel may express no opinion) contained in any contract, agreement or other instrument of the Company included in Exhibits 10.12 through 10.15 and 10.17 of the Registration Statement.

                         N.  No authorization, approval, consent or order of
any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Shares pursuant to this Agreement or the compliance by the Company with the provisions of this Agreement or the Escrow Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws or such as may be required by the NASD; and the execution, delivery and performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated herein or therein and the compliance by the Company with its obligations hereunder or thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, deed, trust, lease, sublease, voting trust, voting agreement or other instrument or agreement known to such counsel to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (except that such counsel need express no opinion as to compliance with financial tests or covenants), nor will such action result in any violation of the provisions of the charter or bylaws of the Company, or any applicable statute, law, rule, regulation, ordinance, code, decision, directive or order known to such counsel and applicable to the Company.

                         O.  Except as described in the Prospectus, to their
knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                         P.  The Registration Statement has become effective
under the 1933 Act; any required filing of the Prospectus, and any supplements thereto or the Term Sheet, pursuant to Rule 424(b), has been made in the manner and within the time period required; and to their knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the 1933 Act;

                    (ii) The favorable opinion, dated as of the Closing Date, of George H. Frisch, Attorney at Law, counsel for the Company, in form and substance satisfactory to counsel for the Placement Agent, to the effect that:

                         A.  To his knowledge, the Company possesses and is
in compliance with all permits issued by the appropriate regulatory body or agency, including the FDA and any foreign regulatory agency performing similar functions, necessary to conduct the businesses now operated by it, except where the failure to so possess or comply with any permit would not have, singly or in the aggregate, a material adverse effect on the business or condition, financial or otherwise, of the Company. To his knowledge, there are no proceedings, pending or threatened, which if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business or condition, financial or otherwise, of the Company.

                         B.  To his knowledge, the Company is in compliance
with, and conducts its businesses in conformity with, all applicable laws and regulations relating to the operation of its business as described in the Registration Statement, except to the extent that any failure to so comply or conform would not have a material adverse effect upon the business or condition, financial or otherwise, of the Company.

                    (iii) The favorable opinion, dated as of the Closing Date, of Merchant, Gould, Smith, Edell, Welter & Schmidt, patent counsel for the Company, in form and substance satisfactory to counsel for the Placement Agent, to the effect that:

                         A.  To the best of their knowledge, the information
in the Prospectus (i) under the caption "Risk Factors -- Dependence on Patents and Proprietary Rights" and (ii) under the caption "Business -- Patents and Proprietary Rights" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by them and is correct in all material respects and fairly and correctly presents the information called for with respect thereto.

                         B.  To the best of their knowledge, except as
otherwise disclosed in the Prospectus, the Company owns or possesses sufficient licenses or other rights to use all necessary patents, inventions and trademarks (collectively, the "Patent Rights" and the "Trademark Rights") to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.

                         C.  To the best of their knowledge, except as
otherwise disclosed in the Prospectus, there are no legal or governmental proceedings, relating to any Patent Rights or Trademark Rights owned or used by the Company, pending against the Company; there are no legal or governmental proceedings, relating to a third party's Patent Rights or Trademark Rights, pending against the Company, and neither they nor the Company have received any notice directly from any person or governmental authority threatening such proceedings and, to the best of our knowledge, no such proceedings have been threatened.

                         D.  To the best of their knowledge, the Company is
not infringing or otherwise violating any Patent Rights or Trademark Rights of others, and there are no infringements or violations by others of any Patent Rights or Trademark Rights owned or used by the Company, which in the judgment of such counsel could affect materially the use thereof by the Company.

                         E.  To the best of their knowledge, the U.S. patents
and patent applications listed on Exhibit 1, attached thereto, are not being and have not been subject to any re-issue, re-examination, opposition, revocation proceedings, declaratory judgment action or any similar action.

                         F.  To the best of their knowledge, all pertinent
prior art references known to the Company or its counsel during the prosecution of the patents and applications, listed on Exhibit 1, attached thereto, were disclosed to the USPTO and to the best of counsel's knowledge, neither such counsel nor the Company made any misrepresentation to, or concealed any material fact from the USPTO during such prosecution.

                         G.  To the best of their knowledge, as to each U.S.
patent and patent application listed on Exhibit 1, attached hereto, there is an assignment by each of the named inventors to the Company. The assignments by the named inventors have been submitted to the United States Patent and Trademark Office ("USPTO") and those assignments have been recorded in the USPTO's title records.

                         H.  The Company's pending U.S. patent applications
listed on Exhibit 1 thereto, have been prepared and filed in the USPTO in a form and with accompanying papers that are acceptable to the USPTO for the purposes of according each such application in condition for eventual examination of the merits as to patentability. As to each of such applications, they are not aware of any material defect of form in preparation or filing and said patent applications are being diligently prosecuted.

                         I.  As to certain of the Company's U.S. patents and
patent applications listed on Exhibit 1 thereto, foreign applications based on certain of these U.S.

patents and patent applications have been filed in the appropriate patent offices and are presently pending.

                         J.  To the best of our knowledge, the foreign
applications referenced in paragraph (I) above are owned by the Company and are being diligently prosecuted by a law firm or agency in the foreign nation or region where said foreign application has been filed. To the best of their knowledge, there are no material defects of form in the preparation or filing of the foreign applications.

                         K.  To the best or their knowledge, there are not
any asserted or unasserted claims of any persons relating to the scope or ownership of the U.S. patents and patent applications listed on Exhibit 1 hereto or the foreign applications based thereon, as referenced in paragraph
(I) above, and there are not any liens that have been filed against any of said U.S. patents, patent applications, and foreign applications based thereon.

                         L.  Nothing has come to their attention that leads
them to believe that, with respect to patents, trademarks or other proprietary information or know-how owned or used by the Company which are the subject of the foregoing opinions, the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus, as of its date or at the Closing Date, incuded or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (iv)  The favorable opinion, dated as of the Closing
          Date, of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Placement Agent, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Placement Agent may reasonably request.

                    (v)  In giving their opinions required by subsections
          (b)(i), (b)(ii) and (b)(iv), respectively, of this Section 8, Dorsey & Whitney LLP, George H. Frisch, Attorney at Law and Skadden, Arps, Slate, Meagher & Flom (Illinois) shall each additionally state that nothing has come to their attention that leads them to believe that the Registration Statement (except for financial statements and schedules and other financial information included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial information included therein, as to which counsel need make no statement), as of its date (unless the term "Prospectus" refers to a prospectus which has been provided to the Placement Agent by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Placement Agent for such use) or at the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    (c) (i) There shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or, to the knowledge of the Company, any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company in Section 4 hereof shall be true and correct with the same force and effect as though expressly made at and as of the Closing Date, except to the extent that any such representation or warranty relates to a specific date, (iii) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iv) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission and (v) the Representatives shall have received a certificate, dated the Closing Date and signed by the President or any Vice President and the chief financial or accounting officer of the Company to the effect set forth in clauses (i), (ii), (iii) and (iv) above.

                    (d) At the time of the execution of this Agreement, the Placement Agent shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                    (e) The Placement Agent shall have received from Ernst & Young LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                    (f) The Shares shall have been approved for quotation on the Nasdaq.

                    (g) At the date of this Agreement, the Placement Agent shall have received lock-up agreements in form and substance satisfactory to the Placement Agent signed by the persons listed on Schedule B hereto.

                    (h) Counsel for the Placement Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

                    (i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements.

          8.  EXPENSES.

          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder, including but not limited to the costs and expenses of or relating to: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus, and each amendment or supplement to any of them;
(ii) the printing (or reproduction) and delivery (including postage, air freight and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the quotation of the Shares on the Nasdaq; (v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Placement Agent relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vi) the filing fees and the reasonable fees and expenses of counsel for the Placement Agent incident to securing any required review by the NASD; (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and (viii) the fees and expenses of the Escrow Agent under the Escrow Agreement. The Company shall reimburse the Placement Agent for all its travel, legal and other out-of-pocket expenses incurred in connection with the engagement hereunder, up to a maximum of $125,000. Such expenses shall be in addition to, but not in lieu of, any fees, expenses or other consideration owing by the Company to the Placement Agent under the Advisory Agreement.

          9.  EFFECTIVE DATE OF AGREEMENT.

          This Agreement shall become effective: (i) upon the execution and delivery hereof by or on behalf of the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you in writing, or by you by notifying the Company in writing.

          10.  TERMINATION.

                    (a) The Placement Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) if there has occurred any change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgement, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the over-the-counter markets has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or markets or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Illinois authorities, (iv) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which in your judgement materially and adversely affects or may materially and adversely affect the business or operations of the Company or (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in your judgement has a material adverse effect on the securities markets in the United States, and would in your judgement make it impracticable or inadvisable to market the Shares or to enforce any contract for the sale thereof. Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                    (b) The obligations of the parties under this Agreement shall be automatically terminated in the event that the Requisite Funds have not been deposited by the Investors into the Escrow Account by the close of business on the date scheduled for the Closing.

                    (c)  If this Agreement is terminated pursuant to this
Section 10, such termination shall be without liability of any party to any other party except as provided in Section 8 and provided further that Sections 6 and 8 shall survive such termination and remain in full force and effect.

          11.  INFORMATION FURNISHED BY THE PLACEMENT AGENT.

          The statements set forth in Note 2 on the cover page and in the first and second paragraphs under the caption "Plan of Distribution" in any Preliminary Prospectus and in the Prospectus constitute the only information furnished by the Placement Agent as such information is referred to in Sections 5(a) and 7 hereof.

          12.  NOTICES.

          Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, One Rochester Medical Drive, Stewartville, Minnesota 55976, Attention: Anthony J. Conway or
(b) if to the Placement Agent, at the office of Vector Securities International, Inc., 1751 Lake Cook Road, Deerfield, Illinois 60015,
Attention: Syndicate. Any such notice shall be effective only upon receipt. Any notice under Section 6 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

          13.  SURVIVAL.

          The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in Section 6 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 4, 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          14.  SUCCESSORS.

          This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that
(i) the indemnification and contribution contained in Sections 6(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and (ii) the indemnification and contribution contained in Sections 6(c) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act. No Investor shall be deemed a successor because of such purchase.

          15.  HEADINGS.

          Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

          16.  CHANGES.

          This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Placement Agent.

          17.  APPLICABLE LAW.

          The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

          18.  COUNTERPARTS.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

                                        Very truly yours,

                                        ROCHESTER MEDICAL CORPORATION


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

The foregoing Placement Agency
Agreement is hereby confirmed
and accepted as of the date
first above written.

VECTOR SECURITIES INTERNATIONAL, INC.


By:
    ------------------------------------
    Name:
    Title: